Exhibit 32.1


Written Statement of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002




The undersigned, the Chief Executive Officer of Colonial Properties Trust, our general partner, hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of Colonial Realty Limited Partnership for the period ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colonial Realty Limited Partnership.



                                               /s/   Thomas H. Lowder
                                                     --------------------
                                                     Thomas H. Lowder
                                                     Chief Executive Officer
                                                     November 13, 2003